ARTICLES OF AMENDMENT TO

                                SNAK-N-POP, INC.

     THE UNDERSIGNED, being the sole director and president of Hollywood Insurance Place, Inc., does hereby amend the Articles of Incorporation of Snak-N-Pop, Inc. as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation is EURASIA GOLD FIELDS, INC.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on February 4, 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to the Articles of Incorporation on February 4th, 1998.


/s/ Jorge Lacasa
---------------------------------
Jorge Lacasa, President


     The foregoing instrument was acknowledged before me on February 4, 1998 by Jorge Lacasa, who is personally known to me.


                                           /s/ Por conocimiento de la firma de
                                           JORGE LACASA
                                           ----------------------------------
                                             y para este solo documento.
                                             BANCO EXTERIOR DE ESPANA
                                             P.  de la Castellana 215-MADRID



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